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                                                                   EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of 3M Company on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689, 333-30691, 333-44760, 333-44692, 333-73192, 333-
101727 and 333-101751), Form S-3 (Registration Nos. 33-48089, 333-42660, 333-
48922, 333-98163 and 333-103234), and Form S-4 (Registration No. 333-49830), of
our report dated February 10, 2003, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 10, 2003